Exhibit 21

                                   PAGE 1
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                         SUBSIDIARIES OF THE COMPANY

                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
Dow Jones AER Company, Inc.                                 Delaware
  Economic Research Company, Inc.                           Delaware
Dow Jones Broadcasting (Asia), Inc.                         Delaware
Dow Jones Broadcasting (Europe), Inc.                       Delaware
Dow Jones Broadcasting (USA), Inc.                          Delaware
Dow Jones Canada, Inc.                                      Canada
Dow Jones Financial Publishing Corp.                        Delaware
Dow Jones Information Publishing, Inc.                      Delaware
Dow Jones Information Services International (HK) Ltd.      Hong Kong
Dow Jones International Marketing Services (U.K.), Ltd.     United Kingdom
Dow Jones International Marketing Services GmbH             Germany
Dow Jones International Marketing Services, Inc.            Delaware
Dow Jones (Japan) K.K.                                      Japan
Dow Jones Newsprint Company, Inc.                           Delaware
Dow Jones Printing Company (Asia), Inc.                     Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)       Delaware
Dow Jones Publishing Company (Europe), Inc.                 Delaware
Dow Jones Real Estate Development Corporation               Delaware
Dow Jones Southern Holding Company, Inc.                    Delaware
Dow Jones Ventures II, Inc.                                 Delaware
Dow Jones Ventures III, Inc.                                Delaware
Dow Jones Virginia Company, Inc.                            Delaware
Federal Filings, Incorporated                               Delaware
IDD Enterprises, L.P.                                       Delaware
National Delivery Service, Inc.                             Delaware
Ottaway Newspapers, Inc.                                    Delaware
  Essex County Newspapers, Inc.                             Massachusetts
  News-Sun, Inc.                                            Arizona
  ONI Press, Inc.                                           Delaware
  Research and Marketing Solutions, Inc.                    Delaware
  The Inquirer & Mirror, Inc.                               Massachusetts
  Portuguese-American Publications, Inc.                    Massachusetts
Review Publishing Company Limited                           Hong Kong
  The China Phone Book Co. Ltd.                             Hong Kong
Dow Jones Markets Holdings, Inc.                            Delaware
  Dow Jones Markets Canada Inc.                             Ontario
  Dow Jones Markets Systems, Inc.                           California
  Dow Jones BD Services, Inc                                Delaware
  Dow Jones Markets Italia s.p.A                            Italy
  Indepth Data, Inc.                                        Delaware
  Dow Jones Markets, Inc.                                   New York
    Dow Jones Markets Puerto Rico, Inc.                     Delaware
  Telerate Financial Services Co.                           Delaware
  Dow Jones Markets International Inc.                      Delaware
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                                   PAGE 2
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                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
    Dow Jones Markets International Company
        (100% owned Partnership)                            Delaware
      Dow Jones Markets (Panama) Inc.                       Panama
      Servicios Informativos Telerate
       (Chile) Limitada                                     Chile
      Dow Jones Markets Asia-Pacific Singapore
       Pte Ltd                                              Singapore
      Dow Jones Markets (Australia) Pty Limited             Australia
      Telerate (Bahamas) Limited                            Bahamas
      Dow Jones Markets Belgium SA                          Belgium
      Dow Jones Markets Cyprus Limited                      Cyprus
      Dow Jones Markets Danmark A/S                         Denmark
      Dow Jones Markets Limited                             United Kingdom
      Dow Jones Markets Finland OY                          Finland
      Dow Jones Markets France SA                           France
      Dow Jones Markets Hellas A.E.                         Greece
      Dow Jones Markets Ireland Limited                     Ireland
      Dow Jones Markets Netherlands BV                      Netherlands
      Dow Jones Markets Espana S.A.                         Spain
      Dow Jones Markets Sweden AB                           Sweden
      Dow Jones Markets (Thailand) Limited                  Thailand
      Dow Jones Markets Technical Services Limited          United Kingdom
        Telefin SA                                          Greece
      Dow Jones Markets (Switzerland) AG                    Switzerland
      Dow Jones Markets (Singapore) Pte Ltd                 Singapore
      Dow Jones Markets de Venezuela, C.A.                  Venezuela
      Dow Jones Markets (Hong Kong) Limited                 Hong Kong
      Dow Jones Markets (Asia Pacific) Limited              Hong Kong
      Dow Jones Markets Financial Information
       Services, Inc.                                       Delaware
        Dow Jones Telerate Argentina S.A.                   Argentina
      Dow Jones Markets Finansal Sistemler A.S.             Turkey
      Dow Jones Markets Informacao Financeira, Lda.         Portugal
      Dow Jones Markets Ges.m.b.H.                          Austria
      Dow Jones Markets Luxembourg SARL                     Luxembourg
      Dow Jones Markets (Malaysia) SDN BHD                  Malaysia
      Dow Jones Markets (New Zealand) Ltd.                  New Zealand
      Advance Pacific Limited                               Cook Islands
      Dow Jones Markets GmbH                                Germany
      Dow Jones Markets Norway AS                           Norway
      Dow Jones Markets (South Africa) (Pty) Limited        South Africa
      Dow Jones Support Limited Liability Company           Russia


All of the above subsidiaries are included in the consolidated financial statements.
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